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                                                                   Exhibit 10.48

                                FOURTH AMENDMENT

         FOURTH AMENDMENT (the "Fourth Amendment") dated as of November 1, 1996 to Purchase and Administration Agreement dated as of October 1, 1990, as amended by a First Amendment dated as of February 15, 1994, a Second Amendment dated as of December 1, 1994 and a Third Amendment dated as of December 1, 1995 (as amended, the "Purchase and Administration Agreement") among Retailer Funding Corporation (the "Company"), Keyboard Acceptance Corporation (formerly BPO Finance Corporation) (the "Seller") and Baldwin Piano & Organ Company (the "Parent") to which General Electric Capital Corporation ("GECC") has joined as a consenting party. Except as otherwise defined herein, capitalized terms used herein and defined in the Purchase and Administration Agreement shall be used herein as so defined.

                              W I T N E S S E T H :

         WHEREAS, the Company, the Seller and the Parent have entered into the Purchase and Administration Agreement and now desire to amend certain of the provisions thereof:

         NOW, THEREFORE, it is agreed:

         1. Section 101 of the Purchase and Administration Agreement is hereby amended by deleting the definition of "Applicable Program Fee Percentage" set forth therein and substituting in place therefor the following:

         "Applicable Program Fee Percentage" shall mean, with respect to any Settlement Period, (a) if Consolidated Book Net Worth is $35,000,000 or less, 1.75%, (b) if Consolidated Book Net Worth is greater than $35,000,000 and less than or equal to $40,000,000, 1.50%, (c) if
     Consolidated Book Net Worth is greater than $40,000,000 and less than or equal to $50,000,000, 1.25%, or (d) if Consolidated Book Net Worth is greater than $50,000,000, 1.00%.

         2. Section 101 of the Purchase and Administration Agreement is hereby amended by deleting the definition of "Commitment" set forth therein and substituting in place therefor the following:

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         "Commitment" shall mean the obligation of GECC to make Loans to the
     Company with respect to the Seller in a maximum outstanding principal amount equal to $100,000,000 (or such higher amount not in excess of $120,000,000 as shall be specified to the Company in writing from time to time by GECC and the Collateral Agent), as such amount may be terminated or reduced from time to time pursuant to Section 4.02 of the Liquidity Agreement.

         3. The definition of "Eligible Receivable" in Section 101 of the Purchase and Administration Agreement is hereby amended by deleting clause (k) thereof and inserting in place thereof the following:

         (k) which bears interest on the principal balance thereof or provides for the payment of finance charges in respect of the amount financed at a rate per annum of not less than 9.9% (or such lower rate as shall be approved from time to time by the Collateral Agent in a particular case or generally, with the Collateral Agent hereby approving a rate of not less than 6.9% per annum with respect to Receivables constituting not more than 10% of the Outstanding Principal Receivables) and is in substantially the form of one of the form contracts set forth as Annex F hereto with such changes therein as may be necessary or desirable from time to time in light of local statutes or regulations."

         4. Section 101 of the Purchase and Administration Agreement is hereby further amended by adding the following definitions in the appropriate alphabetical order:

         "Effective Yield" shall mean the ratio (expressed as a percentage) computed as of the last day of each Settlement Period by dividing (a) the product of (x) 2 and (y) the sum of (1) the aggregate amount of all interest and finance charges (and excluding in any event any late fees, prepayment fees or other similar charges) accruing in respect of all Eligible Receivables during the period of six consecutive Settlement Periods then ended and (2) the amount, if any, by which (i) the variable interest component, if any, receivable by the Company on the notional principal amount of all SWAPs outstanding at any time during the period of six consecutive Settlement Periods then ended accrued from the first day through the last day of such six-month period whether or not such variable interest component is due and owing during such six-month period exceeds

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     (ii) the fixed interest component, if any, payable by the Company on the notional principal amount of SWAPs outstanding at any time during such six-month period accrued from the first day through the last day of such six-month period whether or not such fixed interest component is due and owing during such six-month period by (b) the average Unpaid Balance of all Eligible Receivables as of the first day of each of the seven consecutive Settlement Periods commencing with the first Settlement Period occurring during such six-month period.

         "Effective Yield Adjuster" shall mean, with respect to any Settlement Period, an amount (but not less than zero) equal to the product of (a) 1.5 and (b) the amount, if any, by which (x) 13.37% exceeds (y) the Effective Yield as of the last day of the preceding Settlement Period.

         5. The Purchase and Administration Agreement is hereby amended by deleting Annex C thereto and substituting in place thereof Annex C attached hereto.

         6. The Seller hereby confirms its obligation pursuant to Section 712 of the Purchase and Administration Agreement to pay all reasonable costs and expenses incurred by the Company or GECC in connection with the preparation, execution and delivery of this Fourth Amendment, including but not limited to the reasonable fees and expenses of counsel to the Company and GECC and any rating agency charges in connection with this Fourth Amendment.

         7. This Fourth Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Purchase and Administration Agreement.

         8. This Fourth Amendment shall become effective (the "Amendment Effective Date") on the date on which the Company, the Seller, the Parent and GECC shall have each executed and delivered to the other a counterpart of this Fourth Amendment.

         9. From and after the Amendment Effective Date, all references to the Purchase and Administration Agreement in the Purchase and Administration Agreement, each of the other Company Documents and each of the Seller Documents shall be deemed to be references to the Purchase and Administration Agreement as amended hereby.

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         10. This Fourth Amendment may be executed on separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         11. This Fourth Amendment and the rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of New York.

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         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Fourth Amendment to be duly executed and delivered as of the date first above written.

                            RETAILER FUNDING CORPORATION


                           By /s/ Tiffany Percival
                              ------------------------------
                              Title:


                           KEYBOARD ACCEPTANCE CORPORATION
                           (formerly BPO Finance Corporation)


                           By /s/ C. R. Juengling
                              ------------------------------
                              Title: Vice President


                           BALDWIN PIANO & ORGAN COMPANY


                           By /s/ Carl Sims
                              ------------------------------
                              Title: Vice President


Consented and agreed to:

GENERAL ELECTRIC CAPITAL CORPORATION,
  as Collateral Agent

By /s/ Harold Goehl
   -----------------------
   Title: Attorney-in-Fact

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                                                                         ANNEX C

                     PURCHASE DISCOUNT ADJUSTMENT CRITERIA

         Each of (1) the Purchase Discount, (2) the Cash Percentage and (3) the ratio specified in clause (vii) of the definition of "Wind-Down Date", in each case as specified in the Purchase and Administration Agreement dated as of October 1, 1990 among Retailer Funding Corporation (the "Company"), BPO Finance Corporation (the "Seller") and Baldwin Piano & Organ Company, as amended (the "Agreement", to which Agreement reference is hereby made for the meanings of all capitalized terms used herein and not otherwise defined herein), is subject to modification from time to time as follows:

         1. The amount of over-collateralization shall be determined on the basis of the loss experience and the Effective Yield of the Seller's portfolio and shall be maintained at the sum of (1) the higher of (i) 10% and (ii) three times the Seller's "Loss Experience" plus (2) the Effective Yield Adjuster. "Loss Experience" with respect to the Seller means the higher of (x) the 12 month rolling gross average loss experience for the Seller's portfolio (historically or on a going forward basis) and (y) four times the loss experience of the Seller's portfolio during the three consecutive month period with the highest gross loss experience during the most recent three year period.

         2. If the Loss Experience of the Seller's portfolio and/or the Effective Yield Adjuster increases, the amount of over-collateralization will be adjusted upward by means of (i) an increase in the Purchase Discount used in calculating the purchase price of Additional Receivables for such number of Settlement Periods following the occurrence of such increase in Loss Experience and/or the Effective Yield Adjuster as is necessary to cause the aggregate over-collateralization for the portfolio as a whole to be equal to the over-collateralization percentage specified in paragraph 1 above, (ii) an adjustment in the Purchase Discount as it is used for all other purposes to an amount equal to the sum of (1) the higher of 10% and three times the Seller's Loss Experience plus (2) the Effective Yield Adjuster and (iii) corresponding changes

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     in the Cash Percentage and the ratio set forth in clause (vii) of the definition of "Wind-Down Date".

         3. If the Loss Experience of the Seller's portfolio and/or the Effective Yield Adjuster decreases, the amount of over-collateralization will be adjusted downward (but not lower than the higher of 10% and three times the Seller's Loss Experience) by means of (i) a decrease in the Purchase Discount used in calculating the purchase price of Additional Receivables for such number of Settlement Periods following the occurrence of such decrease as is necessary to cause the aggregate over-collateralization for the portfolio as a whole to be equal to the over-collateralization percentage specified in paragraph 1 above, (ii) an adjustment in the Purchase Discount as it is used for all other purposes to an amount equal to the sum of (1) the higher of 10% and three times the Seller's Loss Experience plus (2) the Effective Yield Adjuster and (iii) corresponding changes in the Cash Percentage and the ratio set forth in clause (vii) of the definition of "Wind-Down Date".